UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2010

INTERNATIONAL COAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32679	20-2641185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Corporate Centre Drive Scott Depot, West Virginia	25560
(Address of principal executive offices)	(Zip Code)

(304) 760-2400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 22, 2010, International Coal Group, Inc. (the “Company”) issued a press release announcing that it has accepted for purchase $169,074,000 aggregate principal amount of its 10.25% Senior Notes due 2014 (the “Existing Senior Notes”) representing all that were validly tendered and not validly withdrawn at or prior to the consent payment deadline pursuant to the Company’s previously announced cash tender offer for any and all of its outstanding Existing Senior Notes. The Company also received consents from holders of the required principal amount of the Existing Senior Notes to eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default in the indenture governing the Existing Senior Notes (the “Existing Senior Notes Indenture”). In connection with the tender offer and consent solicitation, on March 22, 2010, the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into Supplemental Indenture No. 2 (“Supplemental Indenture No. 2”) to the Existing Senior Notes Indenture. A copy of Supplemental Indenture No. 2 is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

See “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant” below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 22, 2010, the Company closed its public offering of $200.0 million aggregate principal amount of 9.125% Senior Secured Second-Priority Notes due 2018 (the “Senior Notes”), pursuant to the Underwriting Agreement, dated March 11, 2010, among the Company, the guarantors party thereto and UBS Securities LLC and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein. The Senior Notes have been registered under the Securities Act of 1933 pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-163813), which the Securities and Exchange Commission declared effective on January 15, 2010.

The Senior Notes were issued pursuant to an Indenture, dated as of March 16, 2010 (the “Base Indenture”), among the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by the Second Supplemental Indenture, dated as of March 22, 2010 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (the “Trustee and Collateral Agent”).

The Senior Notes bear interest at the rate of 9.125% per annum, payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 2010. Each interest payment will be made to the persons who are registered holders of the Senior Notes on the immediately preceding March 15 and September 15, respectively. The Senior Notes will mature on April 1, 2018.

The obligations under the Senior Notes will be fully and unconditionally guaranteed, jointly and severally, by all of the Company’s wholly-owned subsidiaries and any other domestic subsidiary of the Company that guarantees any other indebtedness of the Company.

The Senior Notes and the guarantees are secured by a second-priority lien on, and security interest in, substantially all of the Company’s and the guarantors’ assets, pursuant to a

Security Agreement, dated as of March 22, 2010 (the “Security Agreement”) among the Company, the guarantors party thereto and the Trustee and Collateral Agent, as collateral agent. This second-priority lien is subject to a first-priority lien securing the Company’s new asset-based loan facility (the “ABL Loan Facility”) and certain other permitted liens under the ABL Loan Facility, until the ABL Loan Facility and obligations thereunder are paid in full, and certain other permitted liens under the Indenture. On March 22, 2010, the Company, the Trustee and Collateral Agent and the collateral agents under the ABL Loan Facility entered into an intercreditor agreement (the “Intercreditor Agreement”) as to the relative priorities of the security interests in the assets securing the Senior Notes and borrowings under the ABL Loan Facility and certain other matters relating to the administration of security interests.

The Senior Notes and the guarantees will be the Company’s and the guarantors’ senior secured obligations. The indebtedness evidenced by the Senior Notes and the guarantees rank (i) senior in right of payment to all of the Company’s and the guarantors’ existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Senior Notes and the guarantees; (ii) effectively senior to all of the Company’s and the guarantors’ unsecured indebtedness to the extent of the value of the collateral; (iii) equal in right of payment with all of the Company’s and the guarantors’ existing and future senior indebtedness, including amounts outstanding under its ABL Loan Facility, its 10.25% Senior Notes due 2014, its 9.00% Convertible Senior Notes due 2012 and its 4.00% Convertible Senior Notes due 2017; (iv) effectively junior to the Company’s and the guarantors’ indebtedness and other obligations that are either (a) secured by a lien on the collateral that is senior to the second-priority liens securing the Senior Notes and the guarantees, including the first-priority liens securing indebtedness and other obligations under the ABL Loan Facility and, potentially, certain permitted liens, or (b) secured by assets that are not part of the collateral, in each case to the extent of the value of the assets securing such indebtedness and other obligations; and (v) structurally junior to all existing and future indebtedness and other liabilities of any future non-guarantor subsidiaries (other than indebtedness and other liabilities owed to the Company or one of its guarantor subsidiaries).

The Company may redeem any of the Senior Notes beginning on April 1, 2014. The initial redemption price will be 104.563% of their aggregate principal amount, plus accrued and unpaid interest. The redemption price will decline to 102.281% and 100.000% of their aggregate principal amount, plus accrued and unpaid interest, on April 1, 2015 and April 1, 2016, respectively. In addition, at any time and from time to time prior to April 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Senior Notes with proceeds of offerings of certain of the Company’s capital stock at 109.125% of their aggregate principal amount, plus accrued and unpaid interest, provided that (i) after the redemption, at least 65% of the aggregate principal amount of Senior Notes issued remains outstanding and (ii) the redemption occurs within 180 days of the date of the closing of such offering. At any time and from time to time prior to April 1, 2014, the Company may redeem all or a part of the Senior Notes at a price equal to 100% of the principal amount of the Senior Notes redeemed plus an applicable “make-whole” premium and accrued and unpaid interest to the redemption date.

If the Company experiences certain types of changes of control, it will be required to offer to repurchase the Senior Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the date of repurchase.

If the Company sells certain assets and does not reinvest the net proceeds or use them to repay certain indebtedness, it must in certain circumstances offer to repurchase the Senior Notes at 100% of their aggregate principal amount, plus accrued and unpaid interest.

The Indenture contains a number of significant restrictions and covenants that may limit the Company’s ability and the ability of its restricted subsidiaries to, among other things (i) incur additional indebtedness or issue preferred stock; (ii) pay dividends or make other distributions on its capital stock or repurchase, repay or redeem its capital stock or unsecured or subordinated indebtedness; (iii) make certain investments; (iv) sell assets and issue capital stock of restricted subsidiaries; (v) incur liens; (vi) enter into agreements restricting its subsidiaries’ ability to pay dividends or other payments; (vii) enter into certain transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to important exceptions and qualifications, which are described in the Indenture. If on any date following March 22, 2010 (i) the Senior Notes are assigned an investment grade rating from both Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) and (ii) no default or event of default shall have occurred and be continuing with respect to the Senior Notes, then, beginning on that day, certain covenants will be suspended for so long as the Senior Notes continue to be assigned an investment grade rating from both S&P and Moody’s

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee and Collateral Agent or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding may declare the unpaid principal of the Senior Notes and any accrued and unpaid interest thereon immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Senior Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

The Trustee and Collateral Agent may, from time to time, perform services for the Company and the Company’s affiliates in the ordinary course of the Trustee and Collateral Agent’s business, for which it has received, or will receive, customary fees and expenses.

The forgoing description of the issuance, sale and terms of the Senior Notes and of the Second Supplemental Indenture, Security Agreement and Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Supplemental Indenture, Security Agreement and Intercreditor Agreement entered into in connection therewith. The Second Supplemental Indenture, Security Agreement and Intercreditor Agreement are attached hereto as Exhibits 4.2, 10.1 and 10.2 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

See “Item 1.01 Entry into a Material Definitive Agreement” above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated March 22, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to International Coal Group, Inc.’s 10.25% Senior Notes due 2014

4.2	Second Supplemental Indenture, dated as of March 22, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to International Coal Group, Inc.’s 9.125% Senior Secured Second-Priority Notes due 2018

4.3	Form of 9.125% Senior Secured Second-Priority Notes due 2018

10.1	Security Agreement, dated as of March 22, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

10.2	Intercreditor Agreement, dated as of March 22, 2010, among International Coal Group, Inc., The Bank of New York Mellon Trust Company, N.A., General Electric Capital Corporation and UBS AG, Stamford Branch

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL COAL GROUP, INC.

By:	/S/ BRADLEY W. HARRIS
Name:	Bradley W. Harris
Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: March 23, 2010

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated March 22, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to International Coal Group, Inc.’s 10.25% Senior Notes due 2014

4.2	Second Supplemental Indenture, dated as of March 22, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to International Coal Group, Inc.’s 9.125% Senior Secured Second-Priority Notes due 2018

4.3	Form of 9.125% Senior Secured Second-Priority Notes due 2018

10.1	Security Agreement, dated as of March 22, 2010, among International Coal Group, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

10.2	Intercreditor Agreement, dated as of March 22, 2010, among International Coal Group, Inc., The Bank of New York Mellon Trust Company, N.A., General Electric Capital Corporation and UBS AG, Stamford Branch

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